                                                                    EXHIBIT 3.3



                          AMENDED AND RESTATED BY-LAWS

                                       OF

                           NEW ERA OF NETWORKS, INC.

                            (A Delaware Corporation)

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I - CORPORATE OFFICES . . . . . . . . . . . . . . . . . . . . . . . .  1

         1.1     REGISTERED OFFICE  . . . . . . . . . . . . . . . . . . . . .  1
         1.2     OTHER OFFICES  . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II - MEETINGS OF STOCKHOLDERS . . . . . . . . . . . . . . . . . . . .  1

         2.1     PLACE OF MEETINGS  . . . . . . . . . . . . . . . . . . . . .  1
         2.2     ANNUAL MEETING . . . . . . . . . . . . . . . . . . . . . . .  1
         2.3     SPECIAL MEETING  . . . . . . . . . . . . . . . . . . . . . .  3
         2.4     NOTICE OF STOCKHOLDERS' MEETINGS . . . . . . . . . . . . . .  3
         2.5     MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE . . . . . . . .  4
         2.6     QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         2.7     ADJOURNED MEETING; NOTICE  . . . . . . . . . . . . . . . . .  5
         2.8     CONDUCT OF BUSINESS  . . . . . . . . . . . . . . . . . . . .  5
         2.9     VOTING . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         2.10    WAIVER OF NOTICE . . . . . . . . . . . . . . . . . . . . . .  5
         2.11    STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING  . .  6
         2.12    RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.  6
         2.13    PROXIES  . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         2.14    LIST OF STOCKHOLDERS ENTITLED TO VOTE  . . . . . . . . . . .  7

ARTICLE III - DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

         3.1     POWERS . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         3.2     NUMBER OF DIRECTORS  . . . . . . . . . . . . . . . . . . . .  8
         3.3     ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS  . .  8
         3.4     RESIGNATION AND VACANCIES  . . . . . . . . . . . . . . . . .  8
         3.5     PLACE OF MEETINGS; MEETINGS BY TELEPHONE . . . . . . . . . .  9
         3.6     REGULAR MEETINGS . . . . . . . . . . . . . . . . . . . . . .  9
         3.7     SPECIAL MEETINGS; NOTICE . . . . . . . . . . . . . . . . . .  9
         3.8     QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         3.9     WAIVER OF NOTICE . . . . . . . . . . . . . . . . . . . . . . 10
         3.10    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING  . . . . . 10
         3.11    FEES AND COMPENSATION OF DIRECTORS . . . . . . . . . . . . . 11
         3.12    APPROVAL OF LOANS TO OFFICERS  . . . . . . . . . . . . . . . 11
         3.13    REMOVAL OF DIRECTORS . . . . . . . . . . . . . . . . . . . . 11
         3.14    CLASSES OF DIRECTORS . . . . . . . . . . . . . . . . . . . . 11

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
ARTICLE IV - COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

         4.1     COMMITTEES OF DIRECTORS  . . . . . . . . . . . . . . . . . . 12
         4.2     COMMITTEE MINUTES  . . . . . . . . . . . . . . . . . . . . . 13
         4.3     MEETINGS AND ACTION OF COMMITTEES  . . . . . . . . . . . . . 13

ARTICLE V - OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

         5.1     OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         5.2     APPOINTMENT OF OFFICERS  . . . . . . . . . . . . . . . . . . 13
         5.3     SUBORDINATE OFFICERS . . . . . . . . . . . . . . . . . . . . 13
         5.4     REMOVAL AND RESIGNATION OF OFFICERS  . . . . . . . . . . . . 14
         5.5     VACANCIES IN OFFICES . . . . . . . . . . . . . . . . . . . . 14
         5.6     CHAIRMAN OF THE BOARD  . . . . . . . . . . . . . . . . . . . 14
         5.7     PRESIDENT  . . . . . . . . . . . . . . . . . . . . . . . . . 14
         5.8     VICE PRESIDENTS  . . . . . . . . . . . . . . . . . . . . . . 15
         5.9     SECRETARY  . . . . . . . . . . . . . . . . . . . . . . . . . 15
         5.10    CHIEF FINANCIAL OFFICER  . . . . . . . . . . . . . . . . . . 15
         5.11    ASSISTANT SECRETARY  . . . . . . . . . . . . . . . . . . . . 16
         5.12    ASSISTANT TREASURER  . . . . . . . . . . . . . . . . . . . . 16
         5.13    REPRESENTATION OF SHARES OF OTHER CORPORATIONS . . . . . . . 16
         5.14    AUTHORITY AND DUTIES OF OFFICERS . . . . . . . . . . . . . . 16

ARTICLE VI - INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

         6.1     INDEMNIFICATION OF DIRECTORS AND OFFICERS  . . . . . . . . . 17
         6.2     INDEMNIFICATION OF OTHERS  . . . . . . . . . . . . . . . . . 17
         6.3     INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE VII - RECORDS AND REPORTS . . . . . . . . . . . . . . . . . . . . . . 18

         7.1     MAINTENANCE AND INSPECTION OF RECORDS  . . . . . . . . . . . 18
         7.2     INSPECTION BY DIRECTORS  . . . . . . . . . . . . . . . . . . 18
         7.3     ANNUAL STATEMENT TO STOCKHOLDERS . . . . . . . . . . . . . . 19

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
ARTICLE VIII - GENERAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . 19

         8.1     CHECKS . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         8.2     EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS . . . . . . 19
         8.3     STOCK CERTIFICATES; PARTLY PAID SHARES . . . . . . . . . . . 19
         8.4     SPECIAL DESIGNATION ON CERTIFICATES  . . . . . . . . . . . . 20
         8.5     LOST CERTIFICATES  . . . . . . . . . . . . . . . . . . . . . 20
         8.6     CONSTRUCTION; DEFINITIONS  . . . . . . . . . . . . . . . . . 20
         8.7     DIVIDENDS  . . . . . . . . . . . . . . . . . . . . . . . . . 21
         8.8     FISCAL YEAR  . . . . . . . . . . . . . . . . . . . . . . . . 21
         8.9     SEAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         8.10    TRANSFER OF STOCK  . . . . . . . . . . . . . . . . . . . . . 21
         8.11    STOCK TRANSFER AGREEMENTS  . . . . . . . . . . . . . . . . . 21
         8.12    REGISTERED STOCKHOLDERS  . . . . . . . . . . . . . . . . . . 21

ARTICLE IX - AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

                                                                   EXHIBIT 3.3



                          AMENDED AND RESTATED BY-LAWS

                                       OF

                           NEW ERA OF NETWORKS, INC.


                                   ARTICLE I

                               CORPORATE OFFICES

           1.1     REGISTERED OFFICE

           The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation at such location is The Corporation Trust Company.

           1.2     OTHER OFFICES

           The Board of Directors may at any time establish other offices at any place or places where the Corporation is qualified to do business.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

           2.1     PLACE OF MEETINGS

           Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the Corporation.

           2.2     ANNUAL MEETING

                   (a) The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, Directors shall be elected and any other proper business may be transacted.

                   (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be:
(A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not less than ninety (90) days prior to the meeting; provided, however, that in the event that less than one-hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in such stockholder's capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

                   (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (b) of this Section 2.2. Such stockholder's notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a Director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this

Section 2.2. At the request of the Board of Directors, any person nominated by a stockholder for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

           2.3     SPECIAL MEETING

           A special meeting of the stockholders may be called at any time by the Board of Directors, or by the Chairman of the Board, or by the Chief Executive Officer, or by one or more stockholders holding shares in the aggregate entitled to cast not less than twenty percent (20%) of the votes of all shares of stock owned by stockholders entitled to vote at that meeting.

           2.4     NOTICE OF STOCKHOLDERS' MEETINGS

           All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which Directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board intends to present for election.

           2.5     ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER
                   BUSINESS

           To be properly brought before an annual meeting or special meeting, nominations for the election of Director or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or other person so authorized pursuant to Section 2.3 of these bylaws, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder, such stockholder must have given timely notice and in proper form of his intent to bring such business before such meeting. To be timely, such stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not less than 90 days prior to the meeting; provided, however, that in the case of a meeting called by or on behalf of the Board of Directors of the Corporation where prior notice, or public disclosure, of the meeting has not been given or made at least 100 days prior to such meeting, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper form, a stockholder's notice to the Secretary shall set forth:

                   (i) the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

                   (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

                   (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

                   (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors' and

                   (v) if applicable, the consent of each nominee to serve as Director of the Corporation if so elected.

           The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

           2.6     MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

           Written notice of any meeting of stockholders shall be given either personally or by first-class mail or by facsimile, telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by mail or telegraphic or other written communication to the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

           If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder on written demand of the stockholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice.

           An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

           2.7     QUORUM

           The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by the Stockholders Agreement. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the Chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

           2.8     ADJOURNED MEETING; NOTICE

           When a meeting is adjourned to another time or place, unless these by-laws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

           2.9     CONDUCT OF BUSINESS

           The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

           2.10    VOTING

           The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these by-laws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgers and joint owners of stock and to voting trusts and other voting agreements).

           Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

           2.11    WAIVER OF NOTICE

           Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

           2.12    STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

           Unless otherwise provided in the certificate of incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of a Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

           Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

           2.13    RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

           For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

           If the Board of Directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

           A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

           The record date for any other purpose shall be as provided in
Section 7.1 of these bylaws.

           2.14    PROXIES

           Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by a written proxy, signed by the stockholder and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

           2.15    LIST OF STOCKHOLDERS ENTITLED TO VOTE

           The officer who has charge of the stock ledger of a Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.


                                  ARTICLE III

                                   DIRECTORS

           3.1     POWERS

           Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these by-laws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

           3.2     NUMBER OF DIRECTORS

           The Board of Directors shall consist of five(5) members. The number of Directors may be changed by an amendment to this bylaw, duly adopted by the Board of Directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation.


           3.3     ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

           Except as provided in Section 3.4 of these by-laws, the certificate of incorporation or the Stockholders Agreement, Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these by-laws, wherein other qualifications for Directors may be prescribed. Each Director, including a Director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

           Elections of Directors need not be by written ballot.

           3.4     RESIGNATION AND VACANCIES

           Any Director may resign at any time upon written notice to the attention of the Secretary of the Corporation. Subject to the provisions of the Stockholders Agreement and the certificate of incorporation, when one or more Directors so resigns and the resignation is effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this section in the filling of other vacancies.

           Unless otherwise provided in the certificate of incorporation, these by-laws or the Stockholders Agreement:

                            (i)            Vacancies and newly created
Directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

                            (ii)           Whenever the holders of any class or
classes of stock or series thereof are entitled to elect one or more Directors by the provisions of the certificate of incorporation, vacancies and newly created Directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

           If at any time, by reason of death or resignation or other cause, the Corporation should have no Directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these by-laws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

           If, at the time of filling any vacancy or any newly created Directorship, the Directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created Directorships, or to replace the Directors chosen by the Directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

           3.5     PLACE OF MEETINGS; MEETINGS BY TELEPHONE

           The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

           Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

           3.6     REGULAR MEETINGS

           Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

           3.7     SPECIAL MEETINGS; NOTICE

           Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any one Director.

           Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Director's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

           3.8     QUORUM

           At all meetings of the Board of Directors, a majority of the authorized number of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the Board of Directors, then the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

           A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

           3.9     WAIVER OF NOTICE

           Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors, or members of a committee of Directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

           3.10    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

           Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

           3.11    FEES AND COMPENSATION OF DIRECTORS

           Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of Directors.

           3.12    APPROVAL OF LOANS TO OFFICERS

           The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a Director of the Corporation or its subsidiary, whenever, in the judgment of the Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

           3.13    REMOVAL OF DIRECTORS

           Unless otherwise restricted by statute, and except as otherwise provided by the certificate of incorporation, these by-laws or the Stockholders Agreement, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors; provided, however, that, so long as stockholders of the Corporation are entitled to cumulative voting, if less than the entire Board is to be removed, no Director may be removed without cause if the votes cast against his or her removal would be sufficient to elect such Director if then cumulatively voted at an election of the entire Board of Directors.

           No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of such Director's term of office.

           3.14    CLASSES OF DIRECTORS

           Following the closing of the Corporation's initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock of the Corporation (the "Initial Public Offering"), the Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Such Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III Directors shall expire and Class III Directors shall be elected a full term of three years. At each succeeding annual meeting of stockholders, such Directors shall be elected for a full term of three years to succeed the Directors of the class whose terms expire at such annual meeting.

           Notwithstanding the foregoing provisions of this Article, each Director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

                                   ARTICLE IV

                                   COMMITTEES

           4.1     COMMITTEES OF DIRECTORS

           The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, with each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the by-laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (v) amend the bylaws of the Corporation; and, unless the Board resolution establishing the committee, the by-laws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

           4.2     COMMITTEE MINUTES

           Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

           4.3     MEETINGS AND ACTION OF COMMITTEES

           Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these by-laws,
Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum),
Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting), with such changes in the context of those by-laws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these by-laws.

                                   ARTICLE V

                                    OFFICERS

           5.1     OFFICERS

           The officers of the Corporation shall be a president, a secretary, and a chief financial officer. The Corporation may also have, at the discretion of the Board of Directors, a chairman of the Board, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these by-laws. Any number of offices may be held by the same person.

           5.2     APPOINTMENT OF OFFICERS

           The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these by-laws, shall be appointed by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

           5.3     SUBORDINATE OFFICERS

           The Board of Directors may appoint, or empower the Chief Executive Officer of the Corporation to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these by-laws or as the Board of Directors may from time to time determine.

           5.4     REMOVAL AND RESIGNATION OF OFFICERS

           Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

           Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

           5.5     VACANCIES IN OFFICES

           Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

           5.6     CHAIRMAN OF THE BOARD

           The Chairman of the Board, if such an officer be elected and unless otherwise designated by the Board of Directors, shall, if present, preside at meetings of the Board of Directors. In addition, such officer shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these by-laws. If so designated by the Board of Directors, then the Chairman of the Board shall also be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 5.7 of these by-laws.

           5.7     PRESIDENT

           Subject to such powers and duties, if any, as may be given by the Board of Directors to the Chairman of the Board or any vice chairman, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. The President shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board or if otherwise designated by the Board of Directors, at all meetings of the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of president of a Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these by-laws.

           5.8     VICE PRESIDENTS

           In the absence or disability of the Chairman of the Board, any vice chairman and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these by-laws, the President or the Chairman of the Board.

           5.9     SECRETARY

           The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees of Directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at Directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

           The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

           The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these by-laws. The Secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these by-laws.

           5.10    CHIEF FINANCIAL OFFICER

           The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any Director.

           The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer and Directors, whenever they request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these by-laws.

           The Chief Financial Officer shall be the Treasurer of the Corporation unless otherwise designated by the Board of Directors.

           5.11    ASSISTANT SECRETARY

           The Assistant Secretary, or, if there is more than one, the Assistant Secretaries in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these by-laws.

           5.12    ASSISTANT TREASURER

           The Assistant Treasurer, or, if there is more than one, the Assistant Treasurers, in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these by-laws.

           5.13    REPRESENTATION OF SHARES OF OTHER CORPORATIONS

           The Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Secretary or Assistant Secretary of this Corporation, or any other person authorized by the Board of Directors or the President or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other Corporation or Corporations standing in the name of this Corporation.
The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

           5.14    AUTHORITY AND DUTIES OF OFFICERS

           In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors or the stockholders.


                                   ARTICLE VI

                                   INDEMNITY

           6.1     INDEMNIFICATION OF DIRECTORS AND OFFICERS

           The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its Directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.1, a "Director" or "officer" of the Corporation includes any person (i) who is or was a Director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a Director or officer of another Corporation partnership, joint venture, trust or other enterprise, or (iii) who was a Director or officer of a Corporation that was a predecessor Corporation of the Corporation or of another enterprise at the request of such predecessor Corporation.

           6.2     INDEMNIFICATION OF OTHERS

           The Corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than Directors and officers) against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.2, an "employee" or "agent" of the Corporation (other than a Director or officer) includes any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a Corporation which was a predecessor Corporation of the Corporation or of another enterprise at the request of such predecessor Corporation.

           6.3     INSURANCE

           The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.


                                  ARTICLE VII

                              RECORDS AND REPORTS

           7.1     MAINTENANCE AND INSPECTION OF RECORDS

           The Corporation shall, either at its principal executive officer or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these by-laws as amended to date, accounting books, and other records.

           Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

           The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

           7.2     INSPECTION BY DIRECTORS

           Any Director shall have the right to examine the Corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a Director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a Director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the Director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.


           7.3     ANNUAL STATEMENT TO STOCKHOLDERS

           The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.


                                  ARTICLE VIII

                                GENERAL MATTERS

           8.1     CHECKS

           From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

           8.2     EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

           The Board of Directors, except as otherwise provided in these by-laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

           8.3     STOCK CERTIFICATES; PARTLY PAID SHARES

           The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Chief Financial Officer or an assistant treasurer, or the Secretary or an assistant secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if the person were such officer, transfer agent or registrar at the date of issue.

           The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

           8.4     SPECIAL DESIGNATION ON CERTIFICATES

           If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

           8.5     LOST CERTIFICATES

           Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

           8.6     CONSTRUCTION; DEFINITIONS

           Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these by-laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a Corporation and a natural person.

           8.7     DIVIDENDS

           The Directors of the Corporation, subject to any restrictions contained in (i) the General Corporation Law of Delaware or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock.

           The Directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

           8.8     FISCAL YEAR

           The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

           8.9     SEAL

           The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

           8.10    TRANSFER OF STOCK

           Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

           8.11    STOCK TRANSFER AGREEMENTS

           The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

           8.12    REGISTERED STOCKHOLDERS

           The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                   ARTICLE IX

                                   AMENDMENTS

           Subject to any voting requirements set forth in the Corporation's certificate of incorporation, the by-laws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal by-laws upon the Directors. The fact that such power has been so conferred upon the Directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal by-laws.

            CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BY-LAWS

                                       OF

                           NEW ERA OF NETWORKS, INC.



                      Certificate by Secretary of Adoption


           The undersigned hereby certifies that he is the duly elected, qualified, and acting Assistant Secretary of New Era of Networks, Inc. and that the foregoing Amended and Restated By-Laws, comprising 26 pages, were ratified as the By-Laws of the Corporation by the unanimous written consent of the Board of Directors effective as of January 3, 1997.

           IN WITNESS WHEREOF, the undersigned has executed this Certificate of Adoption of Amended and Restated By-laws on January 3, 1997.


                                           By:
                                               -----------------------
                                               Leonard M. Goldstein
                                               Secretary